Exhibit 99.1

Fortune Brands Reports Strong 2Q 2022 Results as Price and Cost Actions Fully Offset Inflation; Separation of Companies Progressing Ahead of Schedule and Company Updates Guidance to Reflect Incremental Costs Related to the Separation

Business and Operations Highlights:

  2Q 2022 sales of $2.1 billion, an increase of 9 percent versus a year ago
  2Q 2022 earnings per share (EPS) of $1.46, a decrease of 6 percent versus a year ago; EPS before charges / gains of $1.67, an increase of 7 percent versus a year ago
  Separation of companies progressing ahead of schedule; Company expects to file initial Form 10 during 3Q

DEERFIELD, Ill.--(BUSINESS WIRE)--July 27, 2022--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced second quarter 2022 results.

“Our teams once again delivered strong results while also advancing key strategic priorities,” said Nicholas Fink, chief executive officer, Fortune Brands. “Consumer demand for our products remained resilient as net sales grew solidly, especially considering the stimulus-driven growth during this quarter last year. Additionally, each segment improved its margins sequentially and versus the prior year. The long-term fundamentals driving the housing market remain intact, and we are committed to thoughtfully taking the actions necessary to deliver margin progression and effectively manage our cash through any short-term softness in demand. Just as in previous cycles, we will be proactive and agile in our response to dynamic conditions, enabling us to continue achieving our long-term objectives. Finally, the separation of our two companies is moving forward ahead of schedule. Our teams are executing with excellence, and we are excited for the future of both New Fortune Brands and Cabinets.”

Second Quarter 2022

For the second quarter of 2022, sales were $2.1 billion, an increase of 9 percent over the second quarter of 2021. Earnings per share were $1.46, compared to $1.55 in the prior-year quarter, a decrease of 6 percent. EPS before charges / gains were $1.67, compared to $1.56 the same quarter last year, an increase of 7 percent. Operating income was $284.1 million, compared to $294.9 million in the prior-year quarter, a decrease of 4 percent. Operating income before charges / gains was $319.8 million, compared to $297.5 million the same quarter last year, up 7 percent. Operating margin was 13.5 percent, compared to 15.2 percent in the second quarter of 2021. Operating margin before charges / gains was 15.1 percent, compared to 15.4 percent in the second quarter of 2021.

For each segment in the second quarter of 2022, compared to the prior-year quarter:

  Water Innovations sales decreased 6 percent, or 5 percent adjusting for FX. Results were impacted by coronavirus-related shutdowns in China; excluding China, sales increased 4 percent. Operating margin before charges / gains was 24.9 percent.
  Outdoors & Security sales increased 13 percent driven by price across all product categories. Organically, sales increased 12 percent. Operating margin before charges / gains was 15.4 percent, up 70 basis points in the period over last year
  Cabinet sales increased 21 percent, driven by price and volume growth. Operating margin before charges / gains was 11.5 percent, up 60 basis points in the period over last year.

Balance Sheet and Liquidity

At the end of the quarter, net debt was $3.0 billion and net debt to EBITDA was 2.3x. The Company had $361 million in cash and $564 million of availability under its revolving credit facility.

During the second quarter, the Company repurchased approximately $125 million in common stock and year-to-date has repurchased approximately $505 million in common stock.

Annual Outlook Update

The Company now anticipates delivering an increased full-year sales growth in the range of 6.5 percent to 7.5 percent relative to a global home products market growing at 3 percent to 5 percent and a U.S. home products market growing at 4 percent to 6 percent.

The Company now expects EPS before charges / gains for the full year to be in the range of $6.36 to $6.50 to account for incremental costs related to the separation.

The Company now expects to generate free cash flow of approximately $590 million to $630 million.

“We remain well positioned to achieve our long-term objectives,” said Patrick Hallinan, chief financial officer, Fortune Brands. “We are proactively managing expenses and cash in response to a dynamic housing products market and will continue to drive value-creation opportunities. Our balance sheet remains strong, and we will appropriately manage our liquidity and cash flow to pursue the best returns for our stakeholders.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, market potential, anticipated future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to include the expected benefits and costs of the intended spin-off transaction, the tax-free nature of the spin-off, the expected timing of the completion of the spin-off transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and our report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow, sales adjusted for foreign exchange, sales excluding specified regions, and organic increase in sales. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	% Change		2022	2021	% Change
Net sales (GAAP)				Net sales (GAAP)
Water Innovations	$650.0	$694.6	(6)	Water Innovations	$1,293.6	$1,316.2	(2)
Outdoors & Security	605.4	535.5	13	Outdoors & Security	1,102.0	997.0	11
Cabinets	855.6	706.0	21	Cabinets	1,632.7	1,393.9	17
Total net sales	$2,111.0	$1,936.1	9	Total net sales	$4,028.3	$3,707.1	9

Quarter operating income

	Before charges & gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating income (loss) before charges/gains (a)	2022	2021	% Change	Operating income (loss)	2022	2021	% Change
Water Innovations	$161.6	$169.0	(4)	Water Innovations	$160.7	$168.9	(5)
Outdoors & Security	93.2	78.5	19	Outdoors & Security	92.5	78.5	18
Cabinets	98.5	76.9	28	Cabinets	68.8	74.4	(8)
Corporate expenses	(33.5)	(26.9)	25	Corporate expenses	(37.9)	(26.9)	41

Total operating income before charges/gains	$319.8	$297.5	7	Total operating income (GAAP)	$284.1	$294.9	(4)

Earnings per share before charges/gains (b)				Diluted EPS (GAAP)
Diluted	$1.67	$1.56	7	Diluted EPS	$1.46	$1.55	(6)

EBITDA before charges/gains (c)	$366.8	$344.1	7	Net income (GAAP)	$192.0	$217.2	(12)

Year to Date operating income

	Before charges & gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating income (loss) before charges/gains (a)	2022	2021	% Change	Operating income (loss)	2022	2021	% Change
Water Innovations	$311.7	$318.4	(2)	Water Innovations	$310.0	$316.8	(2)
Outdoors & Security	148.8	140.8	6	Outdoors & Security	152.7	131.3	16
Cabinets	172.1	151.4	14	Cabinets	142.4	147.0	(3)
Corporate expenses	(63.2)	(51.3)	23	Corporate expenses	(67.6)	(51.8)	31

Total operating income before charges/gains	$569.4	$559.3	2	Total operating income (GAAP)	$537.5	$543.3	(1)

Earnings per share before charges/gains (b)				Diluted EPS (GAAP)
Diluted	$2.98	$2.92	2	Diluted EPS	$2.80	$2.81	(0)

EBITDA before charges/gains (c)	$664.5	$653.2	2	Net income (GAAP)	$372.9	$395.0	(6)

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$360.6	$471.5
Accounts receivable, net	998.5	885.7
Inventories	1,446.7	1,193.8
Other current assets	258.0	193.5
Total current assets	3,063.8	2,744.5

Property, plant and equipment, net	1,082.8	1,009.5
Goodwill	2,479.6	2,465.1
Other intangible assets, net of accumulated amortization	1,334.6	1,383.8
Other assets	373.3	333.3
Total assets	$8,334.1	$7,936.2

Liabilities and equity
Current liabilities
Current portion of short term debt	$-	$400.0
Accounts payable	756.3	764.9
Other current liabilities	685.2	806.2
Total current liabilities	1,441.5	1,971.1

Long-term debt	3,357.9	2,309.8
Deferred income taxes	184.2	176.0
Other non-current liabilities	398.1	414.5
Total liabilities	5,381.7	4,871.4

Stockholders' equity	2,952.4	3,064.8
Total equity	2,952.4	3,064.8
Total liabilities and equity	$8,334.1	$7,936.2

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$372.9	$395.0
Depreciation and amortization	93.8	95.2
Non-cash lease expense	22.2	20.9
Deferred taxes	(0.5)	7.1
Loss on equity investments	-	2.9
Asset impairment charge	26.0	-
Other non-cash items	23.4	27.7
Changes in assets and liabilities, net	(495.9)	(286.1)
Net cash provided by operating activities	$41.9	$262.7

Investing activities
Capital expenditures	$(115.6)	$(65.8)
Proceeds from the disposition of assets	8.0	1.7
Cost of acquisitions, net of cash acquired	(61.6)	5.2
Net cash used in investing activities	$(169.2)	$(58.9)

Financing activities
Increase in debt, net	$650.4	$35.0
Proceeds from the exercise of stock options	0.4	32.1
Treasury stock purchases	(505.0)	(156.0)
Dividends to stockholders	(73.6)	(72.0)
Other items, net	(45.1)	(8.5)
Net cash provided by (used in) financing activities	$27.1	$(169.4)

Effect of foreign exchange rate changes on cash	$(11.3)	$5.9

Net (decrease) increase in cash and cash equivalents	$(111.5)	$40.3
Cash, cash equivalents and restricted cash* at beginning of period	476.1	425.0
Cash, cash equivalents and restricted cash* at end of period	$364.6	$465.3

FREE CASH FLOW	Six Months Ended June 30,		2022 Full Year
	2022	2021	Approximation

Free cash flow**	$(65.3)	$230.7	$590.0 - 630.0
Add:
Capital expenditures	115.6	65.8	300.0 - 330.0
Less:
Proceeds from the disposition of assets	8.0	1.7	8.0
Proceeds from the exercise of stock options	0.4	32.1	1.0
Cash flow from operations (GAAP)	$41.9	$262.7	$881.0 - 951.0

*Restricted cash of $1.2 million and $2.8 million is included in Other current assets and Other assets, respectively, as of June 30, 2022. Restricted cash of $1.4 million and $3.9 million is included in Other current assets and Other assets, respectively, as of June 30, 2021.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Net sales	$2,111.0	$1,936.1	9	$4,028.3	$3,707.1	9

Cost of products sold	1,347.9	1,230.3	10	2,585.7	2,357.2	10

Selling, general
and administrative expenses	434.6	394.6	10	844.1	766.1	10

Amortization of intangible assets	16.1	16.0	1	32.1	32.6	(2)

Asset impairment charge	26.0	-	NM	26.0	-	NM

Restructuring charges	2.3	0.3	667	2.9	7.9	(63)

Operating income	284.1	294.9	(4)	537.5	543.3	(1)

Interest expense	30.5	21.2	44	52.3	42.6	23

Other (income) expense, net	(0.2)	(1.3)	85	(1.5)	2.0	(175)

Income before taxes	253.8	275.0	(8)	486.7	498.7	(2)

Income tax	61.8	57.8	7	113.8	103.7	10

Net income	$192.0	$217.2	(12)	$372.9	$395.0	(6)

Diluted earnings per common share
Net income	$1.46	$1.55	(6)	$2.80	$2.81	(0)

Diluted average number of shares outstanding	131.2	140.4	(7)	133.0	140.5	(5)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended June 30, 2022, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $9.7 million ($7.3 million after tax or $0.06 per diluted share) of restructuring and other charges/gains and asset impairment charges of $26.0 million ($19.6 million after tax or $0.15 per diluted share).

For the six months ended June 30, 2022, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $5.9 million ($3.3 million after tax or $0.03 per diluted share) of restructuring and other charges/gains and asset impairment charges of $26.0 million ($19.6 million after tax or $0.15 per diluted share).

For the three months ended June 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $2.6 million ($1.9 million after tax or $0.01 per diluted share) of restructuring and other charges/gains and a tax expense of $0.2 million.

For the six months ended June 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $16.0 million ($11.9 million after tax or $0.09 per diluted share) of restructuring and other charges/gains, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share) and a tax expense of $0.2 million.

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Earnings per common share - Diluted
Diluted EPS before charges/gains (b)	$1.67	$1.56	7	$2.98	$2.92	2

Restructuring and other (charges)/gains	(0.06)	(0.01)	500	(0.03)	(0.09)	(67)
Asset impairment charge (d)	(0.15)	-	NM	(0.15)	-	NM
Loss on equity investments (e)	-	-	-	-	(0.02)	(100)

Diluted EPS (GAAP)	$1.46	$1.55	(6)	$2.80	$2.81	-

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$366.8	$344.1	7	$664.5	$653.2	2

Depreciation*	$(30.7)	$(29.3)	5	$(61.5)	$(58.8)	5
Amortization of intangible assets	(16.1)	(16.0)	1	(32.1)	(32.6)	(2)
Restructuring and other (charges)/gains	(9.7)	(2.6)	273	(5.9)	(16.0)	(63)
Interest expense	(30.5)	(21.2)	44	(52.3)	(42.6)	23
Asset impairment charge (d)	(26.0)	-	NM	(26.0)	-	NM
Loss on equity investments (e)	-	-	-	-	(4.5)	(100)
Income taxes	(61.8)	(57.8)	7	(113.8)	(103.7)	10

Net income (GAAP)	$192.0	$217.2	(12)	$372.9	$395.0	(6)

* Depreciation excludes accelerated depreciation expense of ($0.1) million and ($0.2) million for the three and six months ended June 30, 2022, respectively. Depreciation excludes accelerated depreciation expense of ($2.2) million and ($3.8) million for the three and six months ended June 30, 2021, respectively. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of June 30, 2022
Long-term debt **			$3,357.9
Total debt			3,357.9
Less:
Cash and cash equivalents **			360.6
Net debt (1)			$2,997.3
For the twelve months ended June 30, 2022
EBITDA before charges/gains (2) (c)			$1,319.5

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.3

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of June 30, 2022.

	Six Months Ended December 31,	Six Months Ended June 30,	Twelve Months Ended June 30,

	2021	2022	2022

EBITDA BEFORE CHARGES/GAINS (c)	$655.0	$664.5	$1,319.5

Depreciation***	$(62.3)	$(61.5)	$(123.8)
Amortization of intangible assets	(31.5)	(32.1)	(63.6)
Restructuring and other (charges)/gains	(12.1)	(5.9)	(18.0)
Interest expense	(41.8)	(52.3)	(94.1)
Asset impairment charge (d)	-	(26.0)	(26.0)
Defined benefit plan actuarial losses	(0.9)	-	(0.9)
Income taxes	(129.0)	(113.8)	(242.8)

Net income (GAAP)	$377.4	$372.9	$750.3

*** Depreciation excludes accelerated depreciation expense of ($0.2) million for the six months ended June 30, 2022 and ($0.1) million for the six months ended December 31, 2021. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net sales (GAAP)
Water Innovations	$650.0	$694.6	(6)	$1,293.6	$1,316.2	(2)
Outdoors & Security	605.4	535.5	13	1,102.0	997.0	11
Cabinets	855.6	706.0	21	1,632.7	1,393.9	17
Total net sales	$2,111.0	$1,936.1	9	$4,028.3	$3,707.1	9

Operating income (loss)
Water Innovations	$160.7	$168.9	(5)	$310.0	$316.8	(2)
Outdoors & Security	92.5	78.5	18	152.7	131.3	16
Cabinets	68.8	74.4	(8)	142.4	147.0	(3)
Corporate expenses	(37.9)	(26.9)	41	(67.6)	(51.8)	31

Total operating income (GAAP)	$284.1	$294.9	(4)	$537.5	$543.3	(1)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating income (loss) before charges/gains (a)
Water Innovations	$161.6	$169.0	(4)	$311.7	$318.4	(2)
Outdoors & Security	93.2	78.5	19	148.8	140.8	6
Cabinets	98.5	76.9	28	172.1	151.4	14
Corporate expenses	(33.5)	(26.9)	25	(63.2)	(51.3)	23

Total operating income before charges/gains (a)	319.8	297.5	7	569.4	559.3	2
Restructuring and other (charges)/gains (1) (2)	(9.7)	(2.6)	273	(5.9)	(16.0)	(63)
Asset impairment charge (d)	(26.0)	-	NM	(26.0)	-	NM
Total operating income (GAAP)	$284.1	$294.9	(4)	$537.5	$543.3	(1)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges/gains" represent pre-tax charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized other net charges/(gains) of $2.4 million and ($3.0) million for the three and six months ended June 30, 2022, respectively, and other charges of $2.3 million and $4.2 million for the three and six months ended June 30, 2021, respectively.

In our Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense (Solar Innovations, "Solar") of $0.7 million classified in cost of products sold for the six months ended June 30, 2022, and $0.6 million and $0.9 million classified in selling, general and administrative for a compensation arrangement with the former owner of Solar for the three and six months ended June 30, 2022, respectively. Other charges also includes an acquisition-related inventory step-up expense (Larson) of $3.4 million classified in cost of products sold for the six months ended June 30, 2021.

At Corporate, other charges also include pre-tax expenditures of $4.4 million directly related to the separation of FBHS and its Cabinets business for the three and six months ended June 30, 2022. Also, at Corporate other charges include pre-tax expenditures of $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of Larson classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset during the six months ended June 30, 2021.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to before charges/gains information
Three Months Ended June 30,
(In millions, except per share amounts)
(Unaudited)

		Before charges/gains adjustments

		Restructuring	Asset		Before
	GAAP	and other	impairment	Tax items (1)	charges/gains
	(unaudited)	charges	charge		(Non-GAAP)

2022	SECOND QUARTER

Net sales	$2,111.0	-	-	-

Cost of products sold	1,347.9	(2.2)	-	-
Selling, general & administrative expenses	434.6	(5.2)	-	-
Amortization of intangible assets	16.1	-	-	-
Asset impairment charge	26.0	-	(26.0)	-
Restructuring charges	2.3	(2.3)	-	-

Operating income	284.1	9.7	26.0	-	319.8

Interest expense	30.5	-	-	-
Other (income) expense, net	(0.2)	-	-	-
Income before taxes	253.8	9.7	26.0	-	289.5

Income tax	61.8	2.4	6.4

Net income	$192.0	7.3	19.6	-	$218.9

Diluted average number of shares outstanding	131.2				131.2

Diluted EPS	$1.46				$1.67

2021

Net sales	$1,936.1	-	-	-

Cost of products sold	1,230.3	(2.0)	-	-
Selling, general & administrative expenses	394.6	(0.3)	-	-
Amortization of intangible assets	16.0	-	-	-
Restructuring charges	0.3	(0.3)	-	-

Operating income	294.9	2.6	-	-	297.5

Interest expense	21.2	-	-	-
Other (income) expense, net	(1.3)	-	-	-
Income before taxes	275.0	2.6	-	-	277.6

Income tax	57.8	0.7	-	(0.2)

Net income	$217.2	1.9	-	0.2	$219.3

Diluted average number of shares outstanding	140.4				140.4

Diluted EPS	$1.55				$1.56

(1) Tax items for the three months ended June 30, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to before charges/gains information
Six Months Ended June 30,
(In millions, except per share amounts)
(Unaudited)

		Before charges/gains adjustments

		Restructuring	Asset	Loss on		Before
	GAAP	and other	impairment	equity	Tax items (1)	charges/gains
	(Unaudited)	charges	charge	investments		(Non-GAAP)

2022	YEAR TO DATE

Net sales	$4,028.3	-	-	-	-

Cost of products sold	2,585.7	3.2	-	-	-
Selling, general & administrative expenses	844.1	(6.2)	-	-	-
Amortization of intangible assets	32.1	-	-	-	-
Asset impairment charge	26.0	-	(26.0)	-	-
Restructuring charges	2.9	(2.9)	-	-	-

Operating income	537.5	5.9	26.0	-	-	569.4

Interest expense	52.3	-	-	-	-
Other (income) expense, net	(1.5)	-	-	-	-
Income before taxes	486.7	5.9	26.0	-	-	518.6

Income taxes	113.8	2.6	6.4	-	-

Net income	$372.9	3.3	19.6	-	-	$395.8

Diluted average number of shares outstanding	133.0					133.0

Diluted EPS	$2.80					$2.98

2021

Net sales	$3,707.1	-	-	-	-

Cost of products sold	2,357.2	(7.3)	-	-	-
Selling, general & administrative expenses	766.1	(0.8)	-	-	-
Amortization of intangible assets	32.6	-	-	-	-
Restructuring charges	7.9	(7.9)	-	-	-

Operating income	543.3	16.0	-	-	-	559.3

Interest expense	42.6	-	-	-	-
Other (income) expense, net	2.0	-	-	(4.5)	-
Income before taxes	498.7	16.0	-	4.5	-	519.2

Income taxes	103.7	4.1	-	1.1	(0.2)

Net income	$395.0	11.9	-	3.4	0.2	$410.5

Diluted average number of shares outstanding	140.5					140.5

Diluted EPS	$2.81					$2.92

(1) Tax items for the six months ended June 30, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended,			Three Months Ended,
	June 30, 2022	June 30, 2021	Change	June 30, 2022	March 31, 2022	Change

WATER INNOVATIONS
Before charges/gains operating margin	24.9%	24.3%	60 bps	24.9%	23.3%	160 bps
Restructuring & other (charges)/gains	(0.2%)	-		(0.2%)	(0.1%)
Operating margin	24.7%	24.3%	40 bps	24.7%	23.2%	150 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	15.4%	14.7%	70 bps	15.4%	11.2%	420 bps
Restructuring & other (charges)/gains	(0.1%)	-		(0.1%)	0.9%
Operating margin	15.3%	14.7%	60 bps	15.3%	12.1%	320 bps

CABINETS
Before charges/gains operating margin	11.5%	10.9%	60 bps	11.5%	9.5%	200 bps
Restructuring & other (charges)/gains	(0.4%)	(0.4%)		(0.4%)	-
Asset impairment charge	(3.1%)	-		(3.1%)	-
Operating margin	8.0%	10.5%	(250) bps	8.0%	9.5%	(150) bps

TOTAL COMPANY
Before charges/gains operating margin	15.1%	15.4%	(30) bps	15.1%	13.0%	210 bps
Restructuring & other (charges)/gains	(0.4%)	(0.2%)		(0.4%)	0.2%
Asset impairment charge	(1.2%)	-		(1.2%)	-
Operating margin	13.5%	15.2%	(170) bps	13.5%	13.2%	30 bps

Operating margin is calculated as operating income derived in accordance with GAAP, divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2022 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(Unaudited)

	Twelve Months Ending
	December 31, 2022	December 31, 2021	% Change

Diluted EPS before charges/gains - full year range	$6.36 - 6.50	$5.73	11 - 13

Diluted EPS before charges/gains (b)	$6.43	$5.73	12

Restructuring and other (charges)/gains	(0.20)	(0.17)
Asset impairment charge (d)	(0.15)	-
Loss on equity investments (e)	-	(0.02)
Tax items	0.10	-

Diluted EPS - (GAAP)	$6.18	$5.54	12

Diluted EPS - (GAAP) - full year range	$6.11 - 6.25	$5.54	10 - 13

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges/gains, including costs for banking, legal, accounting and other similar services directly related to the separation of FBHS and its Cabinets business and $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million. In addition, we have excluded from this reconciliation the one-time external costs that are contingent on the separation between FBHS and its Cabinets business occurring, for which the timing is unknown. We estimate that these expenses will be in the range of $0.28 to $0.32 per diluted share and will be excluded from our diluted EPS before charges and gains.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING ACQUISITIONS NET SALES TO PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2022
% Change
OUTDOORS & SECURITY
Percentage change in Outdoors & Security net sales excluding acquisitions (organic)	12%
Acquisitions net sales	1%
Percentage change in Outdoors & Security net sales (GAAP)	13%

Outdoors & Security net sales excluding acquisitions (organic) net sales is Outdoors & Security net sales derived in accordance with GAAP, excluding Solar Innovations net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2022
% Change
Water Innovations

Percentage change in Water Innovations net sales excluding FX impact	(5%)
FX impact	(1%)
Percentage change in Water Innovations net sales (GAAP)	(6%)

Water Innovations net sales excluding FX impact is Water Innovations net sales derived in accordance with GAAP, excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Water Innovations segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES EXCLUDING CHINA NET SALES TO PERCENTAGE CHANGE IN WATER INNOVATIONS NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2022
% Change
Water Innovations

Percentage change in Water Innovations net sales excluding China	4%
China net sales	(10%)
Percentage change in Water Innovations net sales (GAAP)	(6%)

Water Innovations net sales excluding China net sales is Water Innovations net sales derived in accordance with GAAP, excluding China net sales. Management uses this measure to evaluate the overall performance of the Water Innovations segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains and asset impairment charges. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding restructuring and other charges/gains, asset impairment charges, loss on equity investments and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, asset impairment charges, interest expense, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three and six months ended June 30, 2022, represent a pre-tax impairment charge of $26.0 million related to an indefinite-lived tradename in our Cabinets segment.

(e) Loss on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In the first quarter of 2022, our Plumbing segment was renamed “Water Innovations” in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo Technologies, Inc. ("Flo"), a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. During the six months ended June 30, 2022, we made a final cash payment of $16.5 million to the legacy minority shareholders and it is classified in the Other financing, net line of the cash flow statement.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations LLC and an affiliated entity (together, "Solar"), a leading producer of wide-opening exterior door systems and outdoor enclosures, for a total gross purchase price of approximately $63 million ($61.6 million, net of cash acquired). The acquisition cost is subject to a final post-closing working capital adjustment. We financed the transaction using cash on hand and borrowings under our existing revolving credit facilities. Solar is part of the Outdoors & Security segment. Its complementary product offerings will support the segment’s outdoor living strategy.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com